SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event
reported): March 7, 2007

Scantek Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27592	84-1090126
(State or other jurisdiction of incorporation)	(Commission File umber)	(IRS Employer Identification No.)

4B Wing Drive, Cedar Knolls, NJ 07927

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code............... (973) 401-0434

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2007, Scantek Medical, Inc. (“Scantek”) announced that it created a limited liability company, Gibraltar Global Marketing LLC (“Gibraltar”), through which it will engage in a joint venture (the “Joint Venture”) with Life Medical Technologies, Inc. (“Life Medical”). Gibraltar was organized to distribute Scantek’s BreastCare™/BreastAlert™ Differential Temperature Sensor product (“BreastCare”) in more than 150 countries throughout the world.

In connection with the Joint Venture, Scantek has entered into three agreements with Life Medical: (A) an acquisition agreement (the “Acquisition Agreement”), pursuant to which Life Medical shall pay Scantek $5,000,000 (the “Gibraltar Purchase Price”) in exchange for a 50% voting interest and 48% ownership interest in Gibraltar, (B) an operating agreement (the “Operating Agreement”), which sets forth the rights and responsibilities of Scantek and Life Medical with respect to Gibraltar, and (C) a distribution agreement (the “Gibraltar Distribution Agreement”) granting Gibraltar exclusive distribution rights for BreastCare in more than 150 countries throughout the world.

A copy of the Acquisition Agreement is attached to this Form 8-K as Exhibit 1.1 and is incorporated by reference into this Item 1.01. A copy of the Operating Agreement is attached to this Form 8-K as Exhibit 1.2 and is incorporated by reference into this Item 1.01. A copy of the Gibraltar Distribution Agreement is attached to this Form 8-K as Exhibit 1.3 and is incorporated by reference into this Item 1.01.

Scantek and Life Medical also entered into an amendment dated as of the 7th day of March, 2007 (the “Amendment”) of the Agreement by and between Scantek Medical, Inc. (“Scantek”) and Life Medical Technologies Inc. (“Life Medical”), dated the 22nd day of August, 2006, which Agreement amended and restated the agreement (the “Definitive Agreement”) between Scantek and Life Medical dated as of the 3rd day of December 2004, and the distribution agreement attached thereto and made a part thereof (“Life Medical Distribution Agreement”), which would be entered into by Scantek and Life Medical upon Life Medical’s execution of its option to purchase the exclusive distribution rights for BreastCare in the United States pursuant to the Definitive Agreement (the “US Option”). The Amendment sets forth new payment terms for the $900,000 balance of the purchase price for Life Medical’s US exclusive distribution license pursuant to the Life Medical Distribution Agreement. The Amendment also sets forth new terms and conditions if the US Option is exercised. If the US Option is exercised, Scantek agrees to reserve 40% of the output from its two existing production lines for Life Medical, both for Life Medical’s current orders and for an inventory of up to 1,000,000 units of BreastCare. Life Medical also agreed that if it obtains 510(k) marketing clearance and/or clearance for over-the-counter sales (“OTC Clearance”) from the Food & Drug Administration, it will assign such 510(k) marketing clearance and/or OTC Clearance, as the case may be, to Scantek.

A copy of the Amendment is attached to this Form 8-K as Exhibit 1.4 and is incorporated by reference into this Item 1.01.

Scantek and Life Medical also entered into a letter agreement (the “Letter Agreement”) which gives Life Medical the option to acquire an interest in a limited liability company which would own the worldwide distribution rights for devices being developed by Scantek to screen for prostate problems and susceptibility to stroke. The following should be noted: (i) the prostate device and susceptibility to stroke device are in early stages of planning, and (ii) Scantek does not have FDA approvals with respect to either device.

A copy of the Letter Agreement is attached to this Form 8-K as Exhibit 1.5 and is incorporated by reference into this Item 1.01.

Scantek made these announcements in a press release dated March 15, 2007 (the “Press Release”), which Press Release provides details not included in previously issued reports. A copy of the Press Release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Section 7 —Regulation FD
Item 7.01 Regulation FD Disclosure.

The information disclosed above in Item 1.01 is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Acquisition Agreement
1.2	Operating Agreement
1.3	Gibraltar Distribution Agreement
1.4	Amendment
1.5	Letter Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scantek Medical, Inc.

Date: March 20, 2007	By:	/s/ Zsigmond L. Sagi
Dr. Zsigmond Sagi, President